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Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 25, 2019, relating to the financial statements of EVO Payments, Inc., appearing in the Annual Report on Form 10-K of EVO Payments, Inc. for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York

April 1, 2019

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  Exhibit 23.1
Consent of independent registered public accounting firm